EXHIBIT (a)iv

                            CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                            FRANKLIN VALUEMARK FUNDS

The undersigned certify that:

1. They constitute a majority of the Board of Trustees of Franklin Valuemark Funds, a Massachusetts business trust (the "Trust").

2. They hereby adopt the following amendment to the Agreement and Declaration of Trust, which deletes in its entirety the Section of the Agreement and Declaration of Trust entitled "SECTION 1. NAME." of
         Article I and replaces such Section of Article I with the following:

                  "SECTION 1. NAME. The Trust shall be known as the Franklin Templeton Variable Insurance Products Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

3. This Amendment is made pursuant to Article VIII, Section 9, which empowers the Trustees to amend the Agreement and Declaration of Trust at any time by an instrument in writing signed by a majority of the Trustees; and Article I, Section 1, which empowers the Trustees to conduct the business of the Trust under any other name as they may from time to time determine.

IN WITNESS WHEREOF, the Trustees named below have signed their names hereto this 18th day of May, 1999.

/S/ FRANK  H. ABBOTT, III                     /S/ HARRIS J. ASHTON
-----------------------------------           --------------------------------
Frank H. Abbott, III                          Harris J. Ashton

/S/ EDWARD J. BONACH                          /S/ ROBERT F. CARLSON
-----------------------------------           --------------------------------
Edward J. Bonach                              Robert F. Carlson

/S/ S. JOSEPH FORTUNATO                       /S/ CHARLES B. JOHNSON
-----------------------------------           --------------------------------
S. Joseph Fortunato                           Charles B. Johnson

/S/ CHARLES E. JOHNSON                        /S/ RUPERT H. JOHNSON, JR.
-----------------------------------           --------------------------------
Charles E. Johnson                            Rupert H. Johnson, Jr.

/S/ FRANK W. T. LAHAYE                        /S/ GORDON S. MACKLIN
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Frank W. T. LaHaye                            Gordon S. Macklin